THIS AGREEMENT made as of the 11th day of November, 1996.


BETWEEN:

GANDALF TECHNOLOGIES INC., a corporation duly incorporated under the laws of Ontario having its head office at the City of Nepean, in the Province of Ontario (the "Employer")


AND


RICHARD BUSTO (the "Executive")


WHEREAS:

1. The Employer is engaged in the development, manufacture and distribution of network infrastructure equipment and services.

2. The Employer and the Executive have agreed to enter into an employment relationship for their mutual benefit;


THIS AGREEMENT witnesses that the parties have agreed that the terms and conditions of the relationship shall be as follows:

1.  Duties

The Employer appoints the Executive to undertake the duties and exercise the powers as President and Chief Operating Officer of the Employer as may be requested of the Executive by the Board of Directors of the Employer and in the other offices to which he may be appointed by the subsidiary companies of the Employer provided always that such other offices shall be in an officer capacity consistent with the Executive's position as Chief Operating Officer of the Employer. The Executive accepts the office, on the terms and conditions set forth in this agreement. The parties further agree that subject to the provisions of this agreement, the Executive will be appointed Chief Executive Officer of the Employer (and will cease to be Chief Operating Officer) at such time as Thomas Vassiliades ceases to be Chief Executive Officer of the Employer.

2.  Term

The appointment shall commence with effect from October 3, 1996 and shall continue for thirty-six months.

3.  Compensation

(1) The salary of the Executive for his services shall be at annual the rate of U.S. $200,000 while serving as Chief Operating Officer and U.S. $250,000 while serving as Chief Executive Officer ("Base Remuneration") which shall be paid in equal installments at the same intervals as other officers of the Employer are paid.

(2) In addition to the Base Remuneration, the Executive may receive from the Employer a bonus payment equal to 50% of the Base Remuneration for his services for each year during the period of his employment. Payment of such bonus shall be based on the performance criteria agreed to by the Executive and the Employer.

4.  Benefits

(1) The Executive shall receive an annual automobile allowance of U.S. $7,500 which shall be paid in equal monthly installments.

(2) It is understood and agreed that the Executive will incur expenses in connection with his duties under this agreement. The Employer will reimburse the Executive for any expenses provided that the Executive provides to the Employer an itemized written account and receipts acceptable to the Employer within thirty days after they have been incurred.

(3) The Executive shall participate in all benefit plans which the Employer provides to its employees.

(4) Recognizing the extra requirement for customer entertainment by the Executive, the Employer will provide for initiation and annual dues payments for one dinner or private business club.

(5) The Employer shall reimburse the Executive for any Canadian income taxes and payroll taxes payable on his income from the Employer and on income not exceeding U.S. $50,000 per year from other sources that are in excess of actual U.S. income taxes and payroll taxes on such income excluding income taxes relating to gains realized by the Executive before, during or after the term of this agreement that relate to the options to purchase its Shares granted by the Employer to the Executive. The amount of any reimbursement payable to the Executive pursuant to this paragraph shall be calculated prior to applying any deduction in Canada or in the U.S. for contributions to a retirement savings plan such as a RRSP or 401K.

(6) The Employer agrees that upon the execution of this agreement it will grant the Executive options, under the Employer's Stock Option Plan for Executives and Directors (the "Plan") to purchase 750,000 Common Shares of the Employer. The exercise price shall be the market price for Common Shares of the Employer at the close of business on the date hereof. The said options shall vest and be exercisable as follows:

              116,666 on the date of grant;
              116,667 on the first anniversary of the date of grant;
              116,667 on the second anniversary of the date of grant;
               75,000 upon being appointed Chief Executive Officer;
               75,000  on  the  first   anniversary  of  being  appointed  Chief
              Executive Officer; 125,000 on October 3, 1998; 125,000 on October 3, 1999.

The Employer's obligation to grant options as set out above is subject to the Employer being able to comply with the requirements of the Toronto Stock Exchange including, without limiting the generality of the foregoing, the obtaining of shareholder approval to create a sufficient number of options. The Employer shall use reasonable efforts to insure that all of the options referred to above can be granted in compliance with the requirements of the Toronto Stock Exchange.

Except as provided in this agreement all terms and conditions of the Plan shall apply to the options granted pursuant to this agreement.

5.  Authority

 (1) The Executive shall have, subject always to the general or specific instructions and directions of the Board of Directors of the Employer, full power and authority to manage and direct the business and affairs of the Employer (except only the matters and duties as by law must be transacted or performed by the Board of Directors or by the shareholders of the Employer in general meeting), including power and authority to enter into contracts, engagements or commitments of every nature or kind in the name of and on behalf of the Employer and to engage and employ and to dismiss all managers and other employees and agents of the Employer.

(2) The Executive shall conform to all lawful instructions and directions given to him by the Board of Directors of the Employer, and obey and carry out the by-laws of the Employer.

6.  Service

(1) The Executive, throughout the term of his appointment, shall devote his full time and attention to the business and affairs of the Employer and its subsidiaries and shall not, without the consent in writing of the Board of Directors of the Employer undertake any other business or occupation or become a director, officer, employee or agent of any other company, firm or individual. For greater certainty this paragraph is not meant to preclude the Executive from pursuing any other non-conflicting and non-competing business activities which are primarily passive in nature or from serving on other boards of directors so long as such directorships are disclosed fully to the Employer's Board of Directors.

(2) The Executive shall well and faithfully serve the Employer and its subsidiaries and use his best efforts to promote the interests thereof and shall not disclose the private affairs or trade secrets of the Employer and its subsidiaries to any person other than the Directors and other employees of the Employer or for any purposes other than those of the Employer any information he may acquire in relation to the Employer's business.

7.  Non-competition

(1) The Executive agrees that, during employment pursuant to this agreement and for a period of one year following termination of employment, however caused, he will not hire or take away or cause to be hired or taken away any employee of the Employer or any former employee who was in the employ of the Employer during the six months preceding termination.

(2) The Executive further undertakes and agrees with the Employer that the Executive will not, without written consent of the Employer, for a period of six months following termination of employment, however caused, either individually or in partnership or jointly or in connection with any person as principal, agent, employee, shareholder (other than a holding of shares listed in a Canadian or United States stock exchange that does not exceed 5% of the outstanding shares so listed) or in any other manner whatsoever, directly or indirectly, carry on or be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit its name or any part thereof to be used or employed by any person engaged in or concerned with or interested in, within Canada or the United States of America, any business carried on by the Employer.

8.  Confidential Information

(1) The Executive acknowledges that as the Chief Executive Officer and in any other position as the Executive may hold, the Executive will acquire information about certain matters and things which are confidential to the Employer, and which information is the exclusive property of the Employer, including:

       (a)  product design and manufacturing information;

       (b) names and addresses, buying habits and preferences of present customers of the Employer, as well as prospective customers;

       (c)  pricing and sales policies, techniques and concepts; and

       (d) other confidential information of a proprietary nature concerning the business operations or financing of the Employer.

(2) The Executive acknowledges the information as referred to in paragraph 8(1) could be used to the detriment of the Employer. Accordingly, the Executive undertakes not to disclose same to any third party either during the term of his employment except as may be necessary in the proper discharge of his employment under this agreement, or after the termination of his employment, however caused, except with the written permission of an officer of the Employer.

(3) The Executive acknowledges and agrees that without prejudice to any other rights of the Employer, in the event of his violation or attempted violation of any of the covenants contained in paragraphs 7 and 8 of this agreement, an injunction or any other like remedy shall be the only effective remedy to protect the Employer's rights and property as set out in paragraphs 7 and 8, and that an interim injunction may be granted immediately on the commencement of any suit.

(4) The Executive understands and agrees that the Employer has a material interest in preserving the relationship it has developed with its customers against impairment by competitive activities of a former employee. Accordingly, the Executive agrees that the restrictions and covenants contained in paragraph 7 and those contained in paragraph 8 of this agreement and the Executive's agreement to it by his execution of this agreement, are of the essence to this agreement and constitute a material inducement to the Employer to enter into this agreement and to employ the Executive, and that the Employer would not enter into this agreement absent such inducement. Furthermore, a claim or cause of action by the Executive against the Employer whether predicated on this agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of the covenants or restrictions provided, however, that if any provision shall be held to be illegal, invalid or unenforceable in any jurisdiction, the decision shall not affect any other covenant or provision of this agreement or the application of any other covenant or provision.

9.  Vacation

The Executive shall be entitled during each year to five weeks' paid vacation. U.S. statutory holidays may be substituted for Canadian statutory holidays should the Executive wish to do so.

10.  Termination of Employment

(1) The parties understand and agree that this agreement may be terminated in the following manner in the specified circumstances:

   (a) By the Employer, in its absolute discretion, without any notice or pay in lieu thereof, for cause. For the purposes of this agreement, cause includes the following:

         (i)  any willful material breach of the provisions of this agreement;

        (ii) any conduct of the Executive which in the reasonable opinion of the Employer may bring himself or the Employer into disrepute;

       (iii)  the commission of an act of bankruptcy by the Executive;

        (iv)  conviction of the Executive of a criminal offense;

         (v) the inability of the Executive to perform the duties of his employment hereunder due to physical or emotional incapacity or illness, where such inability is expected to result in death or to be of long-continued and indefinite duration. The determination of disability shall be made by the Board of Directors of the Company in conjunction with physicians competent in the area to which such disability relates.

     Failure by the Employer to rely on the provision of this paragraph in any given instance or instances, shall not constitute a precedent or be deemed a waiver.

    (b) By the Employer in its absolute discretion and for any reason. Provided that if the employment of the Executive is terminated without cause, the Employer will pay the Executive as termination pay and in full settlement of any and all claims the Executive may have arising from such termination, an amount equal to one year's Base Remuneration as at the date of termination which shall be paid in two equal installments on the date of termination and 180 days after the date of termination. Provided further that the Employer shall give the Executive 90 days written notice if termination is for any reason other than forcause although the Employer may excuse the Executive from his duties during the 90 day period.

    (c) By the Executive upon giving the Employer 90 days notice in writing and subject to all applicable provisions of this agreement.

(2) The parties understand and agree that the giving of notice or the payment of pay in lieu of notice by the Employer to the Executive on termination of the Executive's employment shall not prevent the Employer from alleging cause for the termination.

(3) On termination of employment the Executive shall immediately resign all offices held (including directorships) in the company and save as provided in this agreement, the Executive shall not be entitled to receive any severance payment or compensation for loss of office or otherwise by reason of the resignation. If the Executive fails to resign as mentioned the Employer is irrevocably authorized to appoint some person in his name and on his behalf to sign any documents or do any things necessary or requisite to give effect to it.

(4) On termination of employment the following shall apply with respect to stock options granted to the executive pursuant to paragraph 4.06 hereof:

      (a) if termination is by the Employer for cause, the Executive shall have the right, to and including the 90th day following his receipt of a Notice of Termination from the Employer, to exercise all options that have vested to that date;

      (b) if termination is by the Executive for any reason, the Executive shall have the right, to and including the date his employment terminates, to exercise all options that have vested to that date;

      (c) if termination is by the Employer without cause, all unexercised options held by the Executive and granted pursuant to this agreement shall vest and be exercisable to and including the 90th day following his receipt of notice of termination from the Employer.

11.  Failure to appoint as Chief Executive Officer

If the Employer does not appoint the Executive to the position of Chief Executive Officer as provided in paragraph 1 hereof the Executive may, at the Executive's option, terminate this Agreement and his employment by notice in writing to the Employer, which notice shall be given not later than 30 days after the date that Thomas Vassiliades ceases to be Chief Executive Officer of the Employer. If the Executive terminates his employment in accordance with the provisions of this paragraph, the Employer shall pay or grant him the same benefits that the Executive would have been entitled to as if he had been dismissed without cause with the exception that the option to purchase a total of 250,000 Shares of the Corporation that would have vested in two equal installments on October 3, 1998 and October 3, 1999 shall not be vested or be exercisable and shall be cancelled. The Executive acknowledges and agrees that the benefits to which he is entitled to under this paragraph are the sole and only benefits that he is entitled to arising out of the failure by the Employer to appoint the Executive to the position of Chief Executive Officer.

12.  Employer's Property

The Executive acknowledges that all items of any and every nature or kind created or used by the Executive pursuant to the Executive's employment under this agreement, or furnished by the Employer to the Executive, and all equipment, automobiles, credit cards, books, records, reports, files, manuals, literature, confidential information or other materials shall remain and be considered the exclusive property of the Employer at all times and shall be surrendered to the Employer, in good condition, promptly on the termination of the Executive's employment irrespective of the time, manner or cause of the termination.

13.  Assignment of Rights

The rights which accrue to the Employer under this agreement shall pass to its successors or assigns resulting from an amalgamation, merger or other reorganization to which the Employer is a party or resulting from the transfer of a substantial portion of the Employer's assets or undertaking to another legal entity. The rights of the Executive under this agreement are not assignable or transferable in any manner.

14.  Notices

(1) Any notice required or permitted to be given to the Executive shall be sufficiently given if delivered to the Executive personally or if mailed by registered mail to the Executive's address last known to the Employer.

(2) Any notice required or permitted to be given to the Employer shall be sufficiently given if mailed by registered mail to the Employer's Head Office at its address last known to the Executive.

15.  Severability

In the event that any provision or part of this agreement shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts shall be and remain in full force and effect.

16.  Entire Agreement

This contract constitutes the entire agreement between the parties with respect to the employment and appointment of the Executive by the Employer and any and all previous agreements, written or oral, express or implied, between the parties or on their behalf, including an employment contract dated September 12, 1995 between the Executive and Gandalf Systems Corporation relating to employment and appointment of the Executive by the Employer are terminated and cancelled and each of the parties releases and forever discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever, under or in respect of any such previous agreement.

17.  Modification of Agreement

Any modification to this agreement must be in writing and signed by the parties or it shall have no effect and shall be void.

18.  Headings

The headings used in this agreement are for convenience only and are not to be construed in any way as additions to or limitations of the covenants and agreements contained in it.

19.  Governing law

This agreement shall be construed in accordance with the laws of the Province of Ontario.

IN WITNESS WHEREOF this agreement has been executed by the parties to it, the day, month and year first written above.

SIGNED, SEALED AND DELIVERED
in the presence of:
GANDALF TECHNOLOGIES INC.

Per:
s/CHARLES J. GARDNER - Chairman, Human Resources Committee
--------------------
Charles J. Gardner

Per:
s/DONALD M. GLEKLEN
-------------------
Donald M. Gleklen


s/RICHARD D. BUSTO
------------------
Richard D. Busto